UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

OBLONG, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	001-35376 (Commission File Number)	77-0312442 (IRS Employer Identification No.)

25587 Conifer Road, Suite 105-231 Conifer, Colorado 80433 (Address of principal executive offices, zip code)

(303) 640-3838 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBLG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders (the “Special Meeting”) on May 18, 2023, for the purpose of considering and voting on the below proposals. As of April 24, 2023 (the “Record Date”), the Company had issued and outstanding and entitled to vote at the Special Meeting, 2,580,370 shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), with each share entitled to one vote per share. Out of the shares of Common Stock issued and outstanding as of the Record Date and entitled to vote at the Special Meeting, 1,530,104 (or approximately 59.30%) of such shares were present in person or represented by proxy at the Special Meeting, constituting a quorum for the conduct of business at the Special Meeting.

The proposals listed below were submitted to a vote of the Company’s stockholders at the Special Meeting. Pursuant to the voting results set forth below, proposal No. 1 (the “Issuance Proposal”) was approved and although sufficient votes were received to approve proposal No. 2 (the “Adjournment Proposal”), an adjournment of the Special Meeting was not necessary due to the approval of the Issuance Proposal.

1. Approval of the issuance of shares of our common stock underlying shares of convertible preferred stock and warrants issued pursuant to that certain Securities Purchase Agreement, dated as of March 30, 2023, by and among Oblong, Inc. and the investors named therein, in an amount equal to 20% or more of our common stock outstanding before the issuance of such convertible preferred stock and warrants (including upon the operation of anti-dilution provisions contained in such convertible preferred stock and warrants), as required by and in accordance with Nasdaq Listing Rule 5635(d).

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
1,448,323	80,452	1,329	0

2. Approval of an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated votes at the time of the Special Meeting, there are insufficient shares of our capital stock represented, either in person or by proxy, to constitute a quorum necessary to conduct business at the Special Meeting or at the time of the Special Meeting, to approve the Issuance Proposal.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
1,447,508	80,066	2,530	0

Item 8.01. Other Events.

As previously disclosed in our Current Report on Form 8-K filed on April 3, 2023, the Company consummated a private placement transaction with certain investors on March 31, 2023. Pursuant to the terms of the Securities Purchase Agreement by and among the Company and the investors named therein, a portion of the gross proceeds from the private placement equivalent to $4,000,000 (the “Escrow Funds”) was placed in an escrow account with American Stock Transfer & Trust Company, LLC (“AST”) pending approval of the Issuance Proposal by the Company’s stockholders. Following the approval of the Issuance Proposal at the Special Meeting, AST has been directed to release the Escrow Funds to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBLONG, INC.

Date: May 18, 2023                    By:    /s/ Peter Holst
Name: Peter Holst
Title: President & CEO